Exhibit 10.4

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [_], 2022, by and among Technology & Telecommunication Acquisition Corporation, a Cayman Islands exempted company (the “Parent”), Technology & Telecommunication LLC (the “Sponsor”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). This Agreement shall be effective as of the Closing Date of the Merger.

RECITALS

WHEREAS, Parent, Super Apps Holdings Sdn. Bhd., a Malaysian private limited company (the “Company”), TETE Technologies Sdn Bhd, a Malaysian private limited company and wholly owned subsidiary of Parent (the “Merger Sub”), the Sponsor and Loo See Yuen, in the capacity as the representative of the Company Shareholders, have entered into that certain Agreement and Plan of Merger Agreement (as may be amended from time to time, the “Merger Agreement”), dated as of [_], 2022;

WHEREAS, pursuant to the Merger Agreement, Sponsor shall have the right to designate two (2) directors to the Post-Closing Board of Directors (“Sponsor Designee”); and

WHEREAS, each of the Voting Parties, currently owns, or on the closing of the transactions contemplated by the Merger Agreement, will own, Parent Ordinary Shares, and wishes to provide for orderly elections of Parent’s Board of Directors after the Closing Date (the “Post-Closing Board of Directors”) as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all shares of capital stock of Parent that such Voting Party owns from time to time and are entitled to vote (hereinafter referred to as the “Voting Shares”) in the election of the Post-Closing Board of Directors, in accordance with the provisions of this Agreement, whether at an ordinary or extraordinary general meeting of shareholders or by written consent.

2. Election of Boards of Directors

2.1 Voting; Initial Designee. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares for the election as members of the Post-Closing Board of Directors of the Sponsor Designee at each ordinary or extraordinary general meeting of Parent shareholders where such nominees stand for such election at such meeting.

2.2 Number of Designees; Notice to Parent.

(a) Prior to the termination of this Agreement, for so long as the Sponsor and/or its Affiliates, either individually or as a group (as such term is construed in accordance with the Exchange Act), beneficially own at least twenty-five percent (25%) of the Closing Sponsor Shares (as defined below), Parent shall include in the slate of nominees recommended by the Post-Closing Board of Directors for election as directors at each applicable annual or extraordinary general meeting of the shareholders of Parent at which directors are to be elected, two individuals designated by the Sponsor; provided, however, that from and after the date on which Sponsor and/or its Affiliates cease to hold at least twenty five percent (25%) of the Closing Sponsor Shares (a “75% Reduction”), Parent shall have no obligation to recommend any nominees designated by Sponsor for election at any subsequent ordinary or extraordinary general meeting of the shareholders of Parent at which directors are to be elected.

(b) No less than five (5) Business Days following the Closing, Sponsor shall provide written notice to Parent specifying the number of shares of capital stock of Parent held by Sponsor and/or its Affiliates individually or as a group (as such term is construed in accordance with the Exchange Act) as of the Effective Time, including any shares of capital stock of Parent that Sponsor and/or its Affiliates are entitled to receive as Merger Consideration in connection with the consummation of the Merger (the “Closing Sponsor Shares”).

(c) No less than five (5) Business Days after the occurrence of a 75% Reduction, Sponsor shall provide written notice thereof to Parent.

2.3 Advance Resignation Letters. Parent may require, prior to or at any time after becoming a member of the Post-Closing Board of Directors, the Sponsor Designees elected to the Post-Closing Board of Directors to execute and deliver an undated resignation letter (each, a “Resignation Letter”) to the Secretary of Parent, which Parent agrees shall not be dated or become effective until such time as such Sponsor Designees’ resignation is required pursuant to Section 2.4(a).

2.4 Removal of Directors; Obligations; Vacancies.

(a) Sponsor hereby acknowledges and agrees that, upon the occurrence of a 75% Reduction, Parent may effect the resignation of the Sponsor Designees pursuant to the dating of the applicable Resignation Letter of such Sponsor Designees as of the date of the 75% Reduction, with such resignation deemed to have occurred, and being effective as of, such date. In the event Sponsor does not deliver the notice required pursuant to Section 2.2(c) by the date that is five (5) Business Days after the occurrence of a 75% Reduction, Parent has the right, upon otherwise becoming aware of the occurrence of a 75% Reduction, to take the actions specified in the immediately preceding sentence.

(b) The obligations of the Voting Parties pursuant to this Section 2 shall include any shareholder vote to amend Parent’s amended and restated memorandum and articles of association as required to effect the intent of this Agreement. Each of Sponsor, the Voting Parties and Parent agree to take all actions required to ensure that the rights given to each Voting Party and Sponsor hereunder are effective and that each Voting Party and Sponsor enjoys the benefits thereof. Each of Sponsor, the Voting Parties and Parent further agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement. The parties acknowledge that the fiduciary duties of each member of the Post-Closing Board of Directors are to Parent’s shareholders as a whole.

(c) In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Post-Closing Board of Directors, except for as the result of any 75% Reduction, Parent, the Sponsor and the Voting Parties agree to vote the Voting Shares for the election or appointment of such other person designated by the Sponsor to the Post-Closing Board of Directors in accordance with the terms provided herein (each such Person, a “Replacement Designee”); provided, however, that any Replacement Designee must (i) be reasonably acceptable to the Post-Closing Board of Directors (such acceptance not to be unreasonably withheld), (ii) qualify as “independent” pursuant to NASDAQ listing standards, (iii) have the relevant financial and business experience to be a director of Parent, and (iv) satisfy the publicly disclosed guidelines and policies of Parent with respect to service on the Post-Closing Board of Directors. In the event any Replacement Designee does not satisfy one or more of the requirements set forth in clauses (i) through (iv) above, Sponsor shall have the right to recommend additional Replacement Designees whose appointment shall be subject to approval in accordance with the procedures described in this Section 2.5(c).

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3. Representations and Warranties of the Sponsor and the Voting Parties. Each Voting Party and the Sponsor hereby represents and warrants to Parent as follows:

3.1 Organization and Power. Such Person is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

3.2 Authorization. Such Person has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Person, shall constitute the valid and legally binding obligation of such Person, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Person in connection with the consummation of the transactions contemplated by this Agreement.

3.4 Compliance with Other Instruments. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated by this Agreement will not result in any violation or default: (a) of any provisions of its organizational documents, if applicable; (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (c) under any note, indenture or mortgage to which it is a party or by which it is bound; (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (e) of any provision of any federal or state statute, rule or regulation applicable to such Person, in each case (other than clause (a)), which would have a material adverse effect on such Person or its ability to consummate the transactions contemplated by this Agreement.

4. Successors in Interest of the Voting Parties and Parent. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on Nasdaq or any other national securities exchange. Each Voting Party shall not, and Parent shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares on Nasdaq or any other national securities exchange), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. Notwithstanding the foregoing, the Parties hereto agree and acknowledge that each of the Voting Parties has entered into a Lock-Up Agreement and has agreed not to transfer any of the Voting Party’s Voting Shares except in accordance with the Lock-Up Agreement.

5. Public Listing. During the term of this Agreement, Parent shall take all reasonable efforts for Parent to remain listed as a public company on, and for the Parent Ordinary Shares to be tradable over, Nasdaq.

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6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at Law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting . The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable Law.

9. Termination .This Agreement shall terminate automatically (without any action by any party) upon the earlier to occur of (a) the date immediately following the second annual meeting of the shareholders of the Parent and (b) the occurrence of a 75% Reduction, and thereafter shall immediately become void and have no further force or effect, and no party hereto will have any further obligation or liability to any other party; provided, however, that no such termination will relieve either party from liability for any breach of this Agreement by such party prior to such termination.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) Parent, and (b) the holders of a majority of Voting Shares then held by the Voting Parties.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, (a) any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement and (b) the Closing Sponsor Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

12. Severability . A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and interpreted in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

14. Counterparts; Electronic Signatures . This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement . This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Agreement is hereby executed effective as of the date first set forth above.

Parent:

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

Sponsor:

TECHNOLOGY & TELECOMMUNICATION LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]